EXHIBIT 16.1


                 LETTER FROM ANDERSEN ANDERSEN & STRONG, L.L.C.







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ANDERSEN ANDERSEN & STRONG, L.C.                  941 East 3300 South, Suite 202
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS           Salt Lake City, Utah 84106
CONSULTANTS
                                                   Telephone 801 486-0096
                                                       Fax 801 486-0098


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street NW
Washington DC 20549


                                                                December 8, 2003

Dear Sirs


Re: Resignation as Auditor of Galaxy Energy Corporation Commission file No.
    0-32237

We have reviewed Item 4 of the Company's report on From 8-K regarding our resignation as auditor and principal accountant and are in agreement with the disclosures contained therein.


Yours truly


/s/ ANDERSEN ANDERSEN & STRONG LC

Andersen Andersen & Strong LC